Exhibit 4.4

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of November 6, 2020 by and among:

1.	Ambrx Biopharma Inc., an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

2.

The person(s) listed on Schedule I hereto (such person(s), together with the Management Founders (only with respect to the Ordinary Shares held by such Management Founders), the “Ordinary Shareholders” and each an “Ordinary Shareholder”);

5.	The person(s) listed on Schedule II hereto (each individually a “Series A Investor” and collectively, the “Series A Investors”); and

6.

The person(s) listed on Schedule III hereto (each individually a “Series B Investor” and collectively, the “Series B Investors”; the Series A Investors and the Series B Investors, collectively, the “Investors”, and each individually, an “Investor”),

(together the “Parties” and each, a “Party”).

RECITALS

A. The Company owns 88.9652% of Shanghai Ambrx Biomedical Co., Ltd. (上海安博生物医药股份有限公司) (the “Shanghai Subsidiary”). Shanghai Subsidiary owns 100% of Biolaxy Pharmaceutical Hong Kong Limited, a company incorporated in Hong Kong (the “HK Subsidiary”). HK Subsidiary owns 100% of Ambrx, Inc., a Delaware corporation (the “Delaware Subsidiary”). Delaware Subsidiary owns 100% of Ambrx Australia Pty Limited, a company incorporated in Australia (the “Australia Subsidiary”, collectively with the Company, the HK Subsidiary, the Delaware Subsidiary and the Shanghai Subsidiary, the “Group Companies”, and each a “Group Company”).

B. The Company, MHC International Diagnostics Holding Limited, Fosun Industrial Co., Limited, HOPU Reunion Company Limited (“HOPU”), Ally Gloss Limited, WuXi AppTec (Hong Kong) Holding Limited, and WuXi PharmaTech (Cayman) Inc. are parties to that certain Amended and Restated Consortium Agreement dated as of May 4th, 2018 (the “Prior Agreement”).

C. The Company and the Series B Investors are parties to that certain Series B Preferred Share Purchase Agreement dated as of November 5, 2020 (the “Purchase Agreement”), pursuant to which the Company has agreed, among others, to sell and issue certain Series B Preferred Shares (as defined below), to the Series B Investors, and certain shareholders of the Company have agreed to sell certain of their Shares (as defined below) to the Series B Investors, on the terms and conditions set forth in the Purchase Agreement.

D. The Purchase Agreement provides that the execution and delivery of this Agreement shall be a condition to the Initial Closing (as defined in the Purchase Agreement).

E. The parties to the Prior Agreement now desire to amend and restate the Prior Agreement by entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1 Information and Inspection Rights. The Company covenants and agrees that for so long as an Investor, together with its Affiliates, holds Shares that represent at least seven percent (7%) of the then outstanding Preferred Shares (as defined below) of the Company (calculated on an as-converted basis) (each, a “Major Investor”), the Company shall deliver to such Major Investor; provided that the Board (as defined below) has not reasonably and in good faith determined that such Major Investor is a competitor of the Group Companies that is primarily engaged in discovering and developing first-in-class and best-in-class innovative Precision Biologics-utilizing platform. (the “Competitor”):

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year (or by such later date as may be approved by the Board (as defined below)), audited annual financial statements of the Company, including a consolidated balance sheet of the Company and each Group Company as at the end of such fiscal year and consolidated statements of income and cash flows of the Company and each Group Company for such year, prepared in accordance with United States generally accepted accounting principles as promulgated by the Financial Accounting Standards Board (“US GAAP”);

(b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three quarters, unaudited quarterly financial statements of the Company for such period, including an unaudited consolidated balance sheet of the Company and each Group Company as at the end of each such quarterly period and unaudited consolidated statements of income and cash flows of the Company and each Group Company for such period and for the current fiscal year to date, prepared in accordance with the US GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with the US GAAP);

(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, unaudited income statement and statement of cash flows of the Company for such month, prepared in accordance with the US GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with the US GAAP);

(d) as soon as practicable, but in any event not later than thirty (30) days prior to the end of each fiscal year, a comprehensive operating budget forecasting the Company’s revenues, expenses, and cash position on a month-to-month basis for the upcoming fiscal year; and

(e) such other information relating to the financial condition, business or corporate affairs of the Company as such Major Investor may from time to time reasonably request (the above rights, collectively, the “Information Rights”).

For so long as an Investor, together with its Affiliates, holds any Shares, the Company shall deliver to such Investor the financial information set forth in Sections 1.1(a) and 1.1(b) above.

The Company further covenants and agrees that each Major Investor shall have the right to, together with its officers, employees, auditors, legal counsel and other agents, inspect the facilities, records and books of the Group Companies at any time during regular working hours on reasonable prior notice to the Company and the right to discuss the business, operation and conditions of the Group Companies with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers (the “Inspection Rights”); provided that the Company shall not be obligated in respect of the Inspection Rights if the Board has reasonably and in good faith determined that such Major Investor is a Competitor and shall have no obligation to grant access to a Major Investor with respect to information which the Board reasonably determines in good faith is (i) highly confidential and the disclosure of which to such Major Investor may result in material harm to the Company or (ii) attorney-client privileged and should not, therefore, be disclosed. Each Major Investor shall, during the normal working hours and by giving the Company a fifteen (15) days prior written notice and at its own expense, have the right to audit the books and records of the Group Companies and the Company shall, and shall cause each other Group Company, to cooperate with any Major Investor and its representatives with respect to any such audit; provided, that any Major Investor requesting such audit shall notify all other Major Investors in writing and the other Major Investors shall have the right to participate in such audit by written notice to the initiating Major Investor (the “Audit Rights”); provided, however, that such Audit Rights shall be exercised by Major Investors no more than once during each fiscal year.

The Information Rights and the Inspection Rights shall terminate (i) immediately before the consummation of the Company’s first underwritten public offering of its Ordinary Shares (as defined below) under the Securities Act (an “IPO”); (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles.

1.2 Board Representation.

(a) The Company. The Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time (the “Restated Articles”) shall provide that the Company’s board of directors (the “Board”) shall consist of directors appointed or designated in accordance with this Section 1.2, which shall initially be five (5) directors upon the Initial Closing, which composition shall not be changed except pursuant to an amendment to the Restated Articles. Each director shall have one (1) voting right at any Board meeting.

(i) (A) so long as any Investor (together with its Affiliates)

continues to directly or indirectly hold at least ten percent (10%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), it shall have the right to appoint and remove one (1) director; and (B) so long as any Investor (together with its Affiliates) continues to directly or indirectly hold at least thirty percent (30%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), it shall have the right to appoint and remove one (1) additional director (collectively, “Investor Directors”, and each an “Investor Director”);

(ii) one (1) director shall be the chief executive officer (the “Chief Executive Officer”) of the Company, who shall initially be Feng Tian; and

(iii) so long as any Investor (together with its Affiliates) is the single largest shareholder of the Company (on an as-converted but non-diluted basis) and continues to directly or indirectly hold more than twenty-five percent (25%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis), such Investor may designate any member of the Board as chairman of the Board (the “Chairman”), provided that if there is no such Investor, Feng Tian shall be the Chairman.

(iv) If the number of directors appointed pursuant to Section 1.2(i), (ii) and (iii) is less than five (5), additional independent director(s) may be nominated to fulfill the vacant seats of the Board, provided that such independent directors shall not be employees of any Group Company nor employees of any Investor or its Affiliates, and who shall be nominated by the Board and approved by the Required Holders.

(b) Other Group Companies. Upon written request from any Major Investor, each other Group Company shall ensure that the composition of its board of directors of such other Group Company shall mirror the composition of the Board.

(c) Observer Rights. In the event that any Investor, who is originally entitled to appoint an Investor Director pursuant to Section 1.2(a), (A) is no longer entitled to the right to appoint any Investor Director, but (B) continues to hold at least five percent (5%) of the issued and outstanding Ordinary Shares (on an as-converted basis), such Investor shall have the right to designate one (1) non-voting observer to participate in the meetings of the Board, provided, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if the Board has reasonably and in good faith determined that such Investor is a Competitor.

(d) Committees; Frequency; Expenses; Notices. Each Investor Director shall have the right to be on any committee of the Board. All meetings of the Board shall be held either telephonically or by video conferencing or in person; provided, that each director of the Board taking part in the meeting is able to hear each other director taking part in such meeting and that each director must acknowledge his or her presence for the purpose of the meeting and any director not doing so shall not be entitled to speak or vote at the meeting. Meetings of the Board shall take place at a minimum of once every quarter, or other frequency agreed unanimously by the Board. No director of the Board shall be entitled to any remuneration for serving in such capacity as a director; provided that the Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof. The Company shall ensure that a notice of each meeting, agenda of the business to be transacted at such meeting and all documents and materials to be circulated or presented at such meeting are sent to all directors entitled to receive notice of the meeting at least seven (7) Business Days (or for any emergency meetings or otherwise as may be appropriate under the circumstances, as promptly as reasonably practicable) before such meeting and a copy of the minutes of such meeting is sent to all such directors within twenty (20) days following such meeting.

(e) Quorum; Majority Vote. At all meetings of the Board, a majority of directors (including the director appointed by WuXi (if any) and the director appointed by HOPU (if any)) shall be required to constitute a quorum for the transaction of business. If such a quorum is not present within one hour after the time appointed for a meeting for which notice has been duly given, the meeting shall adjourn to the same place and time seven (7) days later. If the required quorum is not present at the time fixed for such adjourned meeting, the directors of the Board present shall constitute the required quorum. The act of a majority of the directors of the Board present at any meeting at which there is a quorum shall be the act of the Board, subject to this Section 1.2(e) and subject to obtaining the required approvals under Section 8.4, as applicable. Meeting of the Board may be called by any director on ten (10) Business Days’ prior written notice to each director (provided that it shall be three (3) Business Days’ prior written notice to each director for any special matters if all the directors who are entitled to vote at the meeting give written consent on such notice) and the written notice shall expressly set forth the agenda of the Board meeting and the related supporting documents (if any), but a meeting of directors held without ten (10) Business Days’ notice having been given to all directors shall be valid if all the directors who are entitled to vote at the meeting waive such notice of the meeting either before or after such meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by such director. In the event that any holder of Ordinary Shares and/or Preferred Shares shall have a conflict of interest (as determined in accordance with the Company’s then-current conflict of interest policy adopted by the Board) with respect to a matter to be approved by the Board hereunder (a “Shareholder Conflict”), the director(s) appointed by such holder of Ordinary Shares and/or Preferred Shares shall fully disclose the conflict of interest to the Board and shall vote with respect to such matter in a manner that is in the best interests of the Company in compliance with his or her fiduciary duties to the Company as a director of the Company.

2. REGISTRATION RIGHTS.

2.1 Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the U.S. and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2 Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and

“registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Shares, and (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d) Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form F-3. The term “Form F-3” shall mean such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding share transfer taxes, underwriting discounts and commissions, and the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the Securities

Exchange Act of 1934, as amended, and any successor statute.

(j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the U.S. as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the third (3rd) anniversary of the Initial Closing (as defined in the Purchase Agreement) or (ii) six (6) months following the taking effect of a registration statement for the IPO, receive a written request from the Holders of twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act with the aggregate offering price for such registration not less than US$10,000,000 pursuant to this Section 2.3, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) months period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(a).

(b) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated to the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any Subsidiary of the Company. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.3. A registration will count for this purpose only if (i) all Registrable Securities requested to be registered are registered, and (ii) it is closed, or withdrawn at the request of the Initiating Holders (other than as a result of a material adverse change to the Company).

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 2.3, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental but in any case no more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4 Piggyback Registrations.

(a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2.3 or Section 2.5 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such

Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or the Board determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) or the Company may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below fifty percent (50%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5 Form F-3 Registration. In case the Company shall receive from any Holder or Holders of 10% of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or Form S-3 or an equivalent registration in a jurisdiction outside of the U.S., if available for use by the Company) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) if Form F-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(4) if the Company has, within the one (1) year period preceding the date of such request, already effected two registrations under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5; provided that there shall be no more than two of such registrations per year.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) and the reasonable fees and disbursements not to exceed US$50,000 of one counsel for the selling Holders selected by Holders of a majority of the Registrable Securities to be registered shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the

Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, investment advisers, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any U.S. federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any U.S. federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, investment adviser, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, legal counsel, investment adviser, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other U.S. federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified

Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount, when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles;

(b) such time after consummation of the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three (3)-month period without registration;

(c) on the fifth (5th) anniversary of the IPO .

2.11 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12 Rule 144 Reporting. With a view to make available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep adequate current public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.13 Market Stand-Off. Each Holder agrees that, so long as it holds any voting securities of the Company, upon request by the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of such underwriters, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters, provided that all directors and officers that holds any shares in the Company and all shareholders holding at least one percent (1%) of the issued and outstanding Ordinary Shares (on an as-converted but non-diluted basis) agree to be bounded by the same lock-up requirements. The Holder agree to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein. Notwithstanding the foregoing, the lock-up requirements above shall not apply to shares of the Company purchased in the IPO or on the open market thereafter and there shall be a pro-rata release for all Holders of the Registrable Securities in the event that the underwriters elect to early release anyone else subject to lock-up requirements.

3. RIGHT OF PARTICIPATION.

3.1 General. The Major Investors and/or their Affiliates shall have the right of first refusal to purchase (or designate any other person to purchase) their respective Pro Rata Share (as defined below) of any New Equity Securities (as defined in the Restated Articles) that the Company may from time to time issue after the date of this Agreement (the “Major Investor Right of Participation”).

3.2 Pro Rata Share. For the purposes of the Major Investor Right of Participation, a Major Investor’s “Pro Rata Share” is the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by such Major Investor and its Affiliates, to (b) the total number of Ordinary Shares (calculated on an as-converted and fully-diluted basis, but excluding any reserved but ungranted options under the Company’s equity incentive plans) held by all shareholders immediately prior to the issuance of New Equity Securities giving rise to the Major Investor Right of Participation.

3.3 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Equity Securities (in a single transaction or a series of related transactions), it shall give to each Major Investor written notice of its intention to issue New Equity Securities (the “First Participation Notice”), describing the amount and type of New Equity Securities, the price and the general terms upon which the Company proposes to issue such New Equity Securities. Each Major Investor shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase such Major Investor’s Pro Rata Share of the New Equity Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the number of New Equity Securities to be purchased (not to exceed such Major Investor’s Pro Rata Share of the New Equity Securities). If any Major Investor fails to so agree in writing within the First Participation Period to purchase such Major Investor’s full Pro Rata Share of an offering of the New Equity Securities, then such Major Investor shall forfeit the right hereunder to purchase that part of its Pro Rata Share of the New Equity Securities that it did not agree to purchase.

(b) Second Participation Notice; Oversubscription. If any Major Investor fails or declines to exercise its Major Investor Right of Participation in accordance with Subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Major Investors who exercised their Major Investor Right of Participation (the “Right Participants”) in accordance with Subsection (a) above. Each Right Participant shall have seven (7) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Equity Securities, stating the number of the additional New Equity Securities it proposes to purchase (the “Additional Number”). If, as a result thereof, such oversubscription exceeds the total number of the remaining New Equity Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Equity Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Equity Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such oversubscribing Right Participant (and its Affiliates) and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) held by all the oversubscribing Right Participants (and their Affiliates). Each Right Participant shall be obligated to buy such number of New Equity Securities as determined by the Company pursuant to this Section 3.3 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

3.4 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Major Investor exercises the Major Investor Right of Participation within the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell the New Equity Securities described in the First Participation Notice (with respect to which the Major Investor Right of Participation hereunder was not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Equity

Securities within such one hundred and twenty (120) days period, then the Company shall not thereafter issue or sell any New Equity Securities without again first offering such New Equity Securities to the Major Investors pursuant to this Section 3.

3.5 Termination. The Major Investor Right of Participation shall terminate (i) immediately before the consummation of the IPO; or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles.

4. TRANSFER RESTRICTIONS.

4.1 Certain Definitions. For purposes of this Section 4, “Restricted Shares” means any of the Company’s outstanding Ordinary Shares (other than Ordinary Shares converted from Preferred Shares) held by any Key Holder. A “ROFR and Co-Sale Right Holder” means a Major Investor, its Affiliates, and its respective permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with Section 9.6(b) of this Agreement, or any other person designated by such Major Investor.

4.2 Sale of Restricted Shares; Notice of Sale. Subject to Section 4.7 of this Agreement, if any holder of Restricted Shares (the “Selling Shareholder”) proposes to sell or transfer any Restricted Shares held by it to a Third Party, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each ROFR and Co-Sale Right Holder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed sale or transfer, including without limitation, the number of Restricted Shares to be Transferred (the “Offered Shares”), the consideration to be paid, the nature and other material terms of such Transfer, and the name and address of each prospective transferee.

4.3 Right of First Refusal.

(a) Company’s Option. The Company shall have an option for a period of fifteen (15) Business Days from receipt of the Transfer Notice (the “Company Election Period”) to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as are described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all or a portion of the Offered Shares by notifying the Selling Shareholder in writing (the “Company Election Notice”) before expiration of the fifteen (15) Business Day period as to the number of such Offered Shares which it wishes to purchase.

(b) Additional Transfer Notice. If the Company has declined to purchase all, or a portion of, the Offered Shares pursuant to the immediately preceding paragraph, then the Selling Shareholder shall, within three (3) Business Days after the expiration of the Company Election Period, give each ROFR and Co-Sale Right Holder an “Additional Transfer Notice” which shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares which the Company has declined to purchase (the “Remaining Shares”) and briefly describe the ROFR and Co-Sale Right Holder’s rights of first refusal and co-sale rights with respect to the Remaining Shares.

(c) ROFR and Co-Sale Right Holders’ Option. Each ROFR and Co-Sale Right Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company, and each other ROFR and Co-Sale Right Holder, within fifteen (15) Business Days following the date of the Additional Transfer Notice (the “Holder Election Period”), to elect to purchase all or any part of its pro rata share of the Remaining Shares equivalent to the product obtained by multiplying the aggregate number of the Remaining Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such ROFR and Co-Sale Right Holder and its Affiliates at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the ROFR and Co-Sale Right Holders and their Affiliates at the time of the transaction (the “First Refusal Allotment”), at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. To the extent that any ROFR and Co-Sale Right Holder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the Selling Shareholder and the exercising ROFR and Co-Sale Right Holders shall, within five (5) Business Days after the end of the First Refusal Period, make such adjustments to the First Refusal Allotment of each exercising ROFR and Co-Sale Right Holder so that any remaining Offered Shares may be allocated to those ROFR and Co-Sale Right Holders fully exercising their rights of first refusal on a pro rata basis. For purpose of the foregoing sentence, “on a pro rata basis” means on the basis of the ratio of (a) the number of Ordinary Shares (calculated on an as-converted basis) held by a ROFR and Co-Sale Right Holder exercising its right of first refusal and its Affiliates, to (b) the total number of Ordinary Shares (calculated on an as-converted basis) then held by all ROFR and Co-Sale Right Holders fully exercising their respective rights of first refusal and their Affiliates.

(d) Action Required. A ROFR and Co-Sale Right Holder shall not have the right to purchase any of the Remaining Shares unless it exercises its right of first refusal within the Holder Election Period to purchase up to all, or any of its pro rata share, of the Remaining Shares.

(e) Expiration Notice. Within ten (10) Business Days after expiration of the Holder Election Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and each ROFR and Co-Sale Right Holder specifying either (i) that all of the Offered Shares were purchased by the Company and/or ROFR and Co-Sale Right Holders by exercising their rights of first refusal, or (ii) that the Company and the ROFR and Co-Sale Right Holders have not purchased all of the Offered Shares, in which case the First Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(f) Purchase Price. The purchase price per share for the Offered Shares to be purchased by the Company and/or ROFR and Co-Sale Right Holders exercising their right of first refusal will be the price per share set forth in the Transfer Notice or the Additional Transfer Notice (as appropriate), and will be payable as set forth in Section 4.3(g). If the purchase price in the Transfer Notice/Additional Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the ROFR and Co-Sale Right Holders, and the Selling Shareholder, absent fraud or error.

(g) Payment. Payment of the purchase price for the Offered Shares purchased by the Company and/or the ROFR and Co-Sale Right Holders shall be made within thirty (30) Business Days following the date of the First Refusal Expiration Notice, unless the

Transfer Notice/Additional Transfer Notice contemplates a later date or unless the value of the purchase price has not yet been established pursuant to Section 4.3(f). Payment of the purchase price shall be made by wire transfer or check as directed by the Selling Shareholder.

(h) Rights of a Selling Shareholder. If the Company or any ROFR and Co-Sale Right Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such ROFR and Co-Sale Right Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company/such ROFR and Co-Sale Right Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for the transfer.

(i) Application of Co-Sale Rights. If the Company and the ROFR and Co-Sale Right Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4 Co-Sale Right. To the extent the Company and the ROFR and Co-Sale Right Holders have not exercised their right of first refusal with respect to all the Offered Shares, then each ROFR and Co-Sale Right Holder that has not exercised its right of first refusal provided in Section 4.3 above shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other ROFR and Co-Sale Right Holder (the “Co-Sale Notice”) within fifteen (15) Business Days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in such sale of the Offered Shares at the same price and subject to the same terms and conditions as set forth in the Additional Transfer Notice. The Co-Sale Notice shall set forth the number of Company securities (on as-converted to Ordinary Shares basis) that such participating ROFR and Co-Sale Right Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such ROFR and Co-Sale Right Holder. To the extent one or more of the ROFR and Co-Sale Right Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each ROFR and Co-Sale Right Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. Each ROFR and Co-Sale Right Holder exercising its co-sale right may sell all or any part of that number of Ordinary Shares held by it and its Affiliates (on an as-converted basis) that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) owned by such ROFR and Co-Sale Right Holder exercising its co-sale rights at the time of the Transfer and its Affiliates and the denominator of which is the number of all Ordinary Shares (calculated on an as-converted basis) owned by the Selling Shareholder (excluding any Ordinary Shares of the Selling Shareholder on which any ROFR and Co-Sale Right Holder has exercised its right of first refusal) and all ROFR and Co-Sale Right Holders exercising their co-sale rights hereunder and their Affiliates (“Co-Sale Pro Rata Portion”).

(b) Transferred Shares. Each participating ROFR and Co-Sale Right Holder shall effect its participation in the Transfer by promptly delivering to the Selling

Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the number of Company securities which such ROFR and Co-Sale Right Holder elects to sell;

(ii) that number of Preferred Shares, which is at such time convertible into the number of Ordinary Shares that such ROFR and Co-Sale Right Holder elects to sell (calculated on an as-converted basis); provided in such case that, if the prospective purchaser objects to the Transfer of Preferred Shares in lieu of Ordinary Shares, such ROFR and Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver certificates for Ordinary Shares as provided in Subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual Transfer of such shares to the purchaser; or

(iii) a combination of the above.

(c) Payment to ROFR and Co-Sale Right Holders; Registration of Transfer. The share certificate or certificates that the participating ROFR and Co-Sale Right Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be Transferred to the prospective purchaser in consummation of the sale of the Offered Shares pursuant to the terms and conditions specified in the Additional Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such ROFR and Co-Sale Right Holder that portion of the sale proceeds to which such ROFR and Co-Sale Right Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a ROFR and Co-Sale Right Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder shall purchase such shares or other securities from such ROFR and Co-Sale Right Holder. The Company shall, upon surrendering by the prospective purchaser or the Selling Shareholder of the certificates, if any, for the Preferred Shares or Ordinary Shares being Transferred from the participating ROFR and Co-Sale Right Holders as provided above, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the prospective purchaser or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by ROFR and Co-Sale Right Holders of their co-sale rights under this Section 4.4.

4.5 Right to Transfer. The Selling Shareholder may, not later than ninety (90) days following delivery to the Company of the Transfer Notice, conclude a Transfer of the Offered Shares covered by the Transfer Notice and the number of which shall have not been reduced pursuant to the right of first refusal and co-sale right of the Company and the ROFR and Co-Sale Right Holders hereunder, which in each case shall be on the same terms and conditions as those described in the Transfer Notice and Additional Transfer Notice. Any proposed transfer on terms and conditions which are, in the opinion of the ROFR and Co-Sale Right Holders, materially different from those described in the Transfer Notice and Additional Transfer Notice, as well as any subsequent proposed transfer of any Restricted Shares by the Selling Shareholder, shall again be subject to the right of first refusal and co-sale right of the Company and the ROFR and Co-Sale

Right Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4 of this Agreement.

4.6 Exempt Transfers. Subject to Section 4.7 hereof, the restrictions and provisions set forth in Sections 4.3 and 4.4 shall not apply to (a) any Transfer of the Restricted Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship, (b) with respect to a Selling Shareholder who is an individual, any Transfer of the Restricted Shares to the parents, children or spouse, or to trusts for the benefit of such persons, of such Selling Shareholders for bona fide estate planning purposes, (c) with respect to a Selling Shareholder who is an entity, any Transfer of the Restricted Shares to its wholly owned Affiliates, or (d) any transfer by a key holder listed in Schedule IV attached hereto (each a “Key Holder”) to any person of up to one percent (1%) of the total shares then held by such Key Holder as of the Initial Closing on a cumulative basis (collectively the “Permitted Transferees”, and each, a “Permitted Transferee”, of such Selling Shareholder); provided that adequate documentation therefor is provided to the Company and the ROFR and Co-Sale Right Holders and that any such Permitted Transferee executes and delivers to the Company and the other Parties an adoption agreement in substantially the form attached hereto as Exhibit A and in the capacities of the relevant Selling Shareholder for all purposes hereunder; and provided further, that such Selling Shareholder shall remain liable for any breach by such its Permitted Transferee of any provision hereunder. For the avoidance of doubt, Transfer restrictions under this Section 4 do not apply to Transfer of the Preferred Shares or Ordinary Shares converted therefrom.

4.7 Prohibited Transfers. Notwithstanding anything to the contrary herein, except for Transfers to Permitted Transferees as provided in Section 4.6 above, none of the Key Holders shall Transfer, through one or a series of transactions any Restricted Shares to any person prior to the QIPO (as defined below), unless with the prior written consents of the Required Holders (as defined below); provided, that the Transfers by a Key Holder to any Third Party of up to one percent (1%) of the total Shares held by such Key Holder as of the Initial Closing on a cumulative basis shall not be subject to the foregoing restrictions in this Section 4.7. For the purposes of this Agreement, the term “QIPO” means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts representing such Ordinary Shares) on the NASDAQ Stock Market or another internationally recognized securities exchange as approved by the Board at an offering price per share to the public of at least 1.25 times the Series B Issue Price (as defined in the Restated Articles) and with gross proceeds to the Company of not less than US$50,000,000.

4.8 Legend.

(a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT

MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(b) Each holder of Restricted Shares agrees that the Company may instruct its transfer agent to impose Transfer restrictions on the existing or future shares represented by certificates bearing the legend referred to in Section 4.8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.9 No Circumvention. Each Party agrees that the Transfer restrictions in this Agreement may not avoided by the holding of equity securities directly or indirectly through a person or entity that can itself be sold in order to Transfer an interest in Shares free of such restrictions. Any Transfer or issuance of any equity securities of a shareholder of the Company to any person or entity who is not already an existing shareholder of such shareholder at the time of the relevant Transfer or issuance shall be treated as being a Transfer of the Shares held by that shareholder, and the provisions of this Section 4 that apply in respect of the Transfer of Shares shall thereupon apply in respect of the portion of the Shares so held by such shareholder.

4.10 Term. The provisions under this Section 4 shall terminate (i) immediately before the consummation of an IPO; or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles.

5. DRAG ALONG OBLIGATION.

5.1 Drag-Along Rights. At any time prior to consummation of an IPO, in the event that the Required Holders (in this case, the “Drag-Along Shareholders”) approve a proposed Trade Sale (as defined in the Restated Articles) to a Third Party in which each holder of Preferred Share is entitled to receive the purchase price of no less than US$1.7368647 for each Preferred Share (as adjusted for share splits, share combinations, share dividends and other similar capital reorganizations) (a “Drag-Along Transaction”), then upon written notice from the Drag-Along Shareholders requesting them to do so, each of the other shareholders of the Company shall consent to and raise no objections against the Drag-Along Transaction. Without limiting the generality of the foregoing, each other shareholder shall (i) vote (in person or by proxy) or give its written consent with respect to all the Shares held by it, and cause any director of the Company appointed by it to vote, in favor of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction; (ii) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction; (iii) transfer all or such percentage of securities agreed by the Drag-Along Shareholders on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and (iv) execute and deliver all related documentation and take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing Restated Articles. The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 5.1. The Company shall notify all shareholders in writing not less than thirty (30) days prior to the proposed consummation of the Drag-Along Transaction; provided, however, that such shareholder agrees not to directly or indirectly (without the prior written consent of the Company), disclose to any other person (other than to such shareholder’s legal counsel and other advisors in confidence, as otherwise necessary to protect such shareholder’s rights under this Agreement or as otherwise required by law) any information related to such potential Drag-Along Transaction.

5.2 Conditions. Notwithstanding anything to the contrary set forth herein, a shareholder of the Company will not be required to comply with Section 5.1 above in connection with any proposed Drag-Along Transaction (the “Proposed Sale”) unless:

(a) any representations and warranties to be made by such shareholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the shareholder holds all right, title and interest in and to the Shares such shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the shareholder have been duly executed by the shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the shareholder in connection with the transaction, nor the performance of the shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the shareholder is a party, or any law or judgment, order or decree of any court or Governmental Authority that applies to the shareholder;

(b) such shareholders shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders);

(c) the liability for indemnification, if any, of such shareholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company is pro rata in proportion to the amount of consideration paid to such shareholder in connection with such Proposed Sale (in accordance with the provisions of the Company’s organizational documents);

(d) liability shall be limited to such shareholder’s applicable Share (determined based on the respective proceeds payable to each shareholder in connection with such Proposed Sale in accordance with the provisions of the Restated Articles) of a negotiated aggregate indemnification amount that applies equally to all shareholder but that in no event exceeds the amount of consideration otherwise payable to such shareholder in connection with such Proposed Sale, except with respect to claims related to fraud by such shareholder, the liability for which need not be limited as to such shareholder;

(e) such shareholder is not required to agree (unless such shareholder is a Company officer or employee) to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such shareholder’s capacity as a shareholder of the Company; and

(f) upon the consummation of the Proposed Sale (i) each holder of each class or series of the share capital of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per share of Ordinary Shares as is received by other holders in respect of their shares of Ordinary Shares, and (iv) unless waived pursuant to the terms of the Restated Articles and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Articles in effect immediately prior to the Proposed Sale.

5.3 Transfer Certificate. To the extent the Proposal Sale is structured as an equity transfer, on the closing date of such Proposal Sale, each shareholder of the Company shall deliver or cause to be delivered an instrument of transfer and a certificate or certificates evidencing its Shares to be included in the Proposal Sale, duly endorsed for transfer with signatures guaranteed, to such Third Party purchasers in the manner and at the address requested by the Drag-Along Shareholders.

5.4 Payment. To the extent the Proposal Sale is structured as an equity transfer, if any shareholder of the Company receives the purchase price in consideration for their Shares, and they fail to deliver certificates evidencing their Shares, such shareholder shall for all purposes be deemed no longer to be a shareholder of the Company (with the register of members of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any Shares held by it, shall have no other rights or privileges as a shareholder of the Company. In addition, the Company shall stop any subsequent Transfer of any Shares held by such shareholder.

5.5 Exceptions. The Drag-Along Shareholders shall not be entitled to exercise the rights set out in Section 5 unless such rights are exercised before the consummation of an IPO. This Section 5 shall automatically terminate immediately before the consummation of an IPO.

6. AMENDMENT AND ASSIGNMENT.

6.1 Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Required Holders; provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Preferred Shares; provided further, that any amendment or waiver that affects any holder of Preferred Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on any other holders of Preferred Shares shall require the written consent of the holder so disproportionately and adversely affected, and (ii) as to any amendment that may have a disproportionate and adverse effect on the holders of Ordinary Shares, by persons or entities holding at least a majority of the then outstanding Ordinary Shares; provided that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holder of Ordinary Shares; provided further, that any amendment or waiver that affects any holder of Ordinary Shares in a disproportionate and adverse manner than the effect of such amendment or waiver on all other holders of Ordinary Shares shall require the written consent of the holder so disproportionately and adversely affected; provided further, that the consent of the holders of Ordinary Shares shall not be required for any amendment or waiver that does not apply to the holders of Ordinary Shares. Any amendment or waiver effected in accordance with this Section 6.1 shall be binding upon the Company, each shareholder of the Company and their respective assigns. Notwithstanding anything to the contrary set forth herein, any amendment, waiver or termination of Section 2.13 of this Agreement that adversely affects any Major Investor will not be effective as it relates to such Major Investor without the prior written consent of such Major Investor. Notwithstanding anything to the contrary set forth herein, in the event that (i) any rights of a Major Investor to purchase New Equity Securities are waived with respect to a particular offering of New Equity Securities without such Major Investor’s prior written consent or execution of such waiver (a “Waived Investor”) and (ii) any other Major Investor that participated in waiving such rights (a “Waiving Investor”) actually purchases New Equity Securities in such offering, then each Waived Investor shall have the right, irrespective of such waiver, to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full Pro Rata Share of such New Equity Securities as such Waived Investor would have otherwise had the right to purchase pursuant to Section 3 of this Agreement.

6.2 Assignment.

(a) Subject to Section 6.2(b), no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other Parties and any purported assignment, delegation or transfer in violation of this Section 6.2 is void and of no further force or effect.

(b) Notwithstanding Section 6.2(a):

(i) Information Rights. The rights of the Major Investors under Section 1.1 are assignable in connection with a transfer of Shares of the Company by such Major Investor now owns or hereafter acquires; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(ii) Registration Rights. The registration rights of the Holders under Section 2 hereof may be assigned to any Holder or its permitted assigns; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

(iii) Rights of Participation; Right of First Refusal; Co-Sale Rights; Drag-along Rights; Other Rights. The rights of each Investor under Sections 3, 4 and 5 hereof and all other provisions in this Agreement, as applicable, are fully assignable in connection with a transfer of Shares of the Company by such Investor; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such Investor at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

7. CONFIDENTIALITY AND NON-DISCLOSURE.

7.1 Disclosure of Terms. The terms and conditions of this Agreement and the Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, and all other non-public information regarding the Group Companies disclosed or made known to the shareholders by reason of its ownership of Shares or otherwise learned by such shareholder as a result of its rights under this Agreement, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its Affiliate, current or bona fide prospective investor, shareholders, employees, investment bankers, lenders, partners, fund managers, investment advisers, accountants and attorneys, in each case on a need-to-know basis and only where such persons or entities are under appropriate nondisclosure obligations.

7.3 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations or orders of a competent court or Governmental Authority) to disclose the existence of this Agreement and the Purchase Agreement, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof or any other confidential information protected by this Section 7 in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall, to the extent permitted by applicable laws, regulations and orders of a competent court or Governmental Authority, provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

7.4 Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.5 Notices. All notices required under this section shall be made pursuant to Section 9.1 of this Agreement.

8. ADDITIONAL COVENANTS.

8.1 Matters Requiring Approval from the Holders of Preferred Shares. In addition to such other limitations as may be provided in the Restated Articles, so long as any Preferred Shares are outstanding, the following acts of any Group Company (as applicable, whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the Required Holders:

(a) enter into any merger, amalgamation or consolidation, scheme of arrangement of similar nature, spin-off, or any Change of Control Event of any Group Company (other than as contemplated by Section 5 herein), any reorganization or restructuring of any Group Company;

(b) alter or change any powers, preferences or privileges of the Preferred Shares;

(c) liquidate, dissolve or wind-up the affairs of any Group Company, or effect any Deemed Liquidation Event;

(d) dispose of any shares of or all or substantially all of assets of any Company’s Subsidiary;

(e) amend, alter, or repeal any provision of the constitutional documents of any Group Company or any Transaction Document (as defined in the Purchase Agreement);

(f) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, or increase or decrease the authorized number of the Preferred Shares, other than any Exempted Issuance (as defined in the Restated Articles) and any authorization or issuance otherwise approved by the Board;

(g) purchase or redeem or pay any dividend on any share capital of any Group Company, other than shares repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost;

(h) enter into any loan agreement with any shareholder of the Company, and repayment of loans to such shareholders other than in accordance with the terms of such loans;

(i) effect a reclassification or recapitalization of the outstanding share capital of any Group Company (other than reorganizations among the Group Companies);

(j) increase or reduce the number of authorized or issued Ordinary Shares or any series of Preferred Shares;

(k) increase or decrease the size of the Board or effecting any change relating to the nomination, designation or election of the Board other than any adjustment of the size of the Board pursuant to this Agreement;

(l) list its securities on any exchange or conduct any public offering of its securities other than in connection with a QIPO, and the terms and conditions of such listing;

(m) establish the terms of the conditions of the QIPO;

(n) appoint or change its independent auditors/accountants, approve statutory accounts, or materially change the accounting standards;

(o) enter into, amend, waive, or terminate any transaction between any Group Company and any executive officer or director of any Group Company or holder of at least five percent (5%) of the share capital of any Group Company (on an as-converted and fully-diluted basis) or their respective Affiliates, other than ordinary course employment and services agreements; or

(p) enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, where any act listed in the foregoing clauses (a)-(p) requires the approval or authorization of the shareholders in accordance with applicable laws, and if the approval of the Required Holders has not been obtained in accordance with this Section 8.1, then, in respect of the shareholders’ resolution to approve or authorize such act, the holders of Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the shareholders who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

The provisions under this Section 8.1 shall terminate (i) immediately before the consummation of an IPO / the filing of the first registration statement on Form F-1 or Form S-1; or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles.

8.2 Matters Requiring Approval from the Series B Supermajority. In addition to such other limitations as may be provided in the Restated Articles, so long as any Series B Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the holders of two-thirds (2/3) of the Series B Preferred Shares, voting together as a single class on an as-converted basis (the “Series B Supermajority”):

(a) alter or change any powers, preferences or privileges of the Series B Preferred Shares;

(b) increase or decrease the number of authorized Series B Preferred Shares; or

(c) enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, where any act listed in the foregoing clauses (a) or (b) requires the approval or authorization of the shareholders in accordance with applicable laws, and if the approval of the Series B Supermajority has not been obtained in accordance with this Section 8.2, then, in respect of the shareholders’ resolution to approve or authorize such act, the holders of Series B Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the Members who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

8.3 Matters Requiring Approval from the Series A Supermajority. In addition to such other limitations as may be provided in the Restated Articles, so long as any Series A Preferred Shares are outstanding, the following acts of the Company (whether in a single transaction or a series of related transactions, and whether directly or indirectly, or by amendment, merger, consolidation, or otherwise) shall require the prior written approval of the holders of two-thirds (2/3) of the Series A Preferred Shares, voting together as a single class on an as-converted basis (the “Series A Supermajority”):

(a) alter or change any powers, preferences or privileges of the Series A Preferred Shares;

(b) increase or decrease the number of authorized Series A Preferred Shares; or

(c) enter into any agreement, arrangement or commitment to do any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, where any act listed in the foregoing clauses (a) or (b) requires the approval or authorization of the shareholders in accordance with applicable laws, and if the approval of the Series A Supermajority has not been obtained in accordance with this Section 8.3, then, in respect of the shareholders’ resolution to approve or authorize such act, the holders of Series A Preferred Shares who voted against the relevant act shall, in such vote, be deemed to have the voting rights which are equal to (i) the aggregate voting power of all the Members who voted in favor of such act, plus (ii) one (1) vote, to the intent and effect that such resolution shall not be passed.

8.4 Matters Requiring Approval from the Directors. In addition to such other limitations as may be provided in the Restated Articles, the following acts of any Group Company (as applicable) shall require the prior written approval of the Board:

(a) approve its annual budget and business plan and any material amendments thereto or deviations therefrom;

(b) incur or guarantee any indebtedness in an aggregate amount of greater than US$5,000,000 that is not included in the annual budget, other than trade credit incurred in the ordinary course;

(c) grant any share incentive awards;

(d) establish any new share incentive plan or create or increase the number of shares reserved under its share incentive plans;

(e) change its principal business or enter into a new line of business;

(f) other than provided in the annual budget, acquire or dispose of any business;

(g) adopt any material amendment to its constitutional documents;

(h) dispose of any shares of or all or substantially all of assets of any Company’s Subsidiary (which shall, for the avoidance of doubt, include the Shanghai Subsidiary);

(i) make any loan to any person or entity, including, any shareholder, employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee share option plan approved by the Board or otherwise among the Group Companies;

(j) approving any distribution policies and any material changes to an approved distribution policy or declaring or paying any dividend or distribution that materially departs from the then-current distribution policy;

(k) redeeming or otherwise reducing the shares or other securities, including any options, other than pursuant to the contractual rights to repurchase shares or other securities from the employees, directors or consultants upon termination of their employment or services pursuant to the ESOP (as defined below) or other equity incentive programs;

(l) establish or invest in a subsidiary, branch, agent or joint venture;

(m) make any capital expenditures in excess of US$1,000,000 annually and not contemplated by the annual budget;

(n) grant any salaries or bonuses for any new or existing executive officers, key employees or otherwise in excess of US$500,000 annually;

(o) hire or terminate the Chief Executive Officer;

(p) create any committee of the Board;

(q) change the location of its principal executive offices to a location more than 50 kilometers from the current location;

(r) enter into any material provision under any material contract or transaction (or any series of related contracts or transactions) that are reasonably expected to generate revenues of US$10,000,000 or more or that obligates to make payments of US$5,000,000 or more and not contemplated by the annual budget, or enter into any contract or transaction not in the ordinary course of business;

(s) grant severance arrangements or enter into employment agreements that cannot be terminated at will (other than as required under applicable laws);

(t) increase or decrease the size of its board of directors;

(u) adopt any bonus, profit sharing, pension or other compensation plans;

(v) initiate or conduct any material proceedings or litigation;

(w) engage any third party in connection with any debt or equity financing; or

(x) enter into any agreement, arrangement or commitment to do any of the foregoing.

For the avoidance of doubt, the list set out in this Section 8.4 is not an exhaustive list of items subject to approval by the Board and nothing herein shall limit or in any way restrict the power of the Board provided in the Restated Articles.

8.5 Employee Share Option Plan. Promptly following the consummation of all Closings (as defined in the Purchase Agreement), the Company shall, subject to approval of the Board and any required shareholder approvals, increase the number of Ordinary Shares reserved for issuance under the Company’s Employee Share Option Plan (the “ESOP”) to the officers, employees and consultants of the Company by reserving an additional number of Ordinary Shares of up to five percent (5%) of the total outstanding share capital of the Company immediately after all Closings (on an as converted and fully diluted basis). Options to purchase up to sixty percent (60%) of such additionally reserved Ordinary Shares (i.e. 7,384,607 Ordinary Shares) shall be granted to the Company’s Chief Executive Officer immediately upon the Closings, and shall be fully vested upon the successful completion of the Company’s QIPO, subject to obtaining requisite approvals of the Board.

8.6 Director Indemnification and Insurance. To the maximum extent permitted by the laws of the jurisdiction in which the Company is incorporated, the Company shall indemnify and hold harmless the directors of the Company appointed by the Investors and shall comply with the terms of the director indemnification agreement in the form attached to the Purchase Agreement as Exhibit D (the “Director Indemnification Agreement”), and at the request of the any director appointed by an Investor who is not a party to a Director Indemnification Agreement, shall enter into a director indemnification agreement with such director in similar form to the Director Indemnification Agreement. From and after the Initial Closing, the Company shall purchase and at all times thereafter, maintain customary directors’ and officers’ liability insurance for the directors appointed by the Investors, provided, however, that such directors’ and officers’ liability insurance shall be in form and substance satisfactory to such directors. In the event the Company merges with another entity and is not the surviving corporation, or transfers all of its assets, proper provisions shall be made so that successors of the Company assume the Company’s obligations with respect to indemnification of directors substantially same with those provided herein.

8.7 Participation in IPO. If the Company proposes to undertake an IPO, the Company shall, within a reasonable period of time preceding the consummation of the IPO, use reasonable commercial efforts to cause the managing underwriter(s) of the IPO to allow WuXi to submit an indication of interest to purchase at least such portion of shares of the Company offered in such IPO in proportion to WuXi’s then shareholding percentage in the Company immediately before the completion of such IPO (and subject to any limitations as may be imposed by the managing underwriter(s)) of the securities to be sold in the IPO (without regard to the exercise of any over-allotment option by the underwriters to the IPO) at the same price per share at which the securities offered in the IPO are being offered to the public before excluding underwriters’ discounts and commissions, subject to applicable legal and regulatory requirements including any limitations as may be imposed by the SEC, the Financial Industry Regulatory Authority, any stock exchange on which the Company’s securities are to be traded or any other regulatory body.

8.8 Anti-corruption. Each Group Company agrees that it shall not, and shall not authorize any of its subsidiaries or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any third party (including any non-U.S. Public Official), in each case, which are to the knowledge of the Company in violation of the Foreign Corrupt Practices Act of the United States of America (“FCPA”), as amended, or any other applicable anti-bribery or anti-corruption law. Each Group Company further agrees that it shall, and shall cause each of its subsidiaries to, cease all of its or their respective activities, as well as remediate any actions taken by such Group Company, its subsidiaries, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents, which are to the knowledge of such Group Company, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law. The Company further agrees that it shall, and shall cause each of its subsidiaries to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems), which are, to the knowledge of such Group Company, necessary to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. For the purpose of this Section 8.8, “Public Official” means (a) any employee or official of any Governmental Authority, including any employee or official of any entity owned or controlled by a Governmental Authority, (b) any employee or official of a political party, (c) any candidate for political office or his employee or associate, (d) any employee or official of an international organization, or (e) any person who acts in an official capacity for or on behalf of any of the foregoing.

8.9 Restructuring. The Company shall use its commercially reasonable effort in good faith to complete the restructuring (the “Restructuring”) of the Group Companies prior to the IPO, pursuant to which certain minority shareholders (the “Flipped Shareholders”, each a “Flipped Shareholder”) of the Shanghai Subsidiary (i) shall cease to be equity holders in the

Shanghai Subsidiary and (ii) shall become, or cause its applicable designees to become, holders of Series A Preferred Shares of the Company holding such number of Shares of the Company to be issued to applicable Flipped Shareholders pursuant to the Purchase Agreement. The Company shall upon the completion of such Restructuring cause each Flipped Shareholder who becomes a shareholder of the Company to also become a party to this Agreement by executing and delivering to the Company and the other Parties an adoption agreement in substantially the form attached hereto as Exhibit A and thereafter shall be deemed a “Series A Investor” for all purposes hereunder.

8.10 Non-Competition.

(a) Each Management Founder who is a Party shall undertake to the Company, and the Company shall use its commercially reasonable efforts to cause each Management Founder to undertake to the Company that, so long as such Management Founder holds more than five present (5%) of the share capital of the Company (on an fully diluted and as converted basis) or is employed by any Group Company, such Management Founder shall not without the prior written consent of the Board:

(i) enter into or be involved in any business that is similar to or competes with the business of any Group Company;

(ii) solicit for itself or any entity other than a Group Company any person who is then a customer or client of any Group Company for the purpose of offering to such customer or client products or services similar to or competing with those offered by any Group Company; or

(iii) solicit or entice away any employee of any Group Company; provided, that the foregoing shall not be deemed to be preclude that such Management Founder from advertising in general media or commissioning a non-targeted employee search conducted by a third party, or from hiring any person identified as a result of those activities.

8.11 U.S. Tax Covenant. Notwithstanding any other provisions of this Agreement or any other Transaction Document to the contrary:

(a) the Company shall provide written notice to any Investor as soon as practicable if at any time the Company becomes aware that it has become a PFIC or CFC;

(b) the Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if the Company is informed by its tax advisors that it has become a PFIC, or that there is a likelihood of the Company being classified as a PFIC for any taxable year, the Company shall promptly notify any Investor of such status or risk, as the case may be, in each case no later than ninety (90) days following the end of the Company’s taxable year;

(c) the Company shall take commercially reasonable efforts to promptly furnish all information and documents in its possession or readily obtainable by the Company or other Group Companies that any Investor (or any direct or indirect investor in any Investor) may reasonably request in writing from time to time:

(i) to establish whether the Company or any other Group Company is or is likely to become a PFIC or CFC with respect to such Investor (or any direct or indirect investor in such Investor);

(ii) to enable such Investor (and any direct or indirect investors in such Investor) to make a “qualified electing fund” election with respect to the Company under Section 1295 of the Code (a “QEF Election”) in any taxable year, if any Investor (or any direct or indirect investor in any Investor) so elects;

(iii) to enable such Investor (and any direct or indirect investors in such Investor) to report their respective pro rata share of “subpart F income,” “global intangible low-taxed income,” or “foreign-derived intangible income” of the Company or any other Group Companies and any other information required from time to time on annual IRS Form 5471, to file IRS Form 8621, or, in each case, any equivalent or successor form, if and as required; and

(iv) generally to comply with all obligations imposed on such Investor (or any direct or indirect investor in such Investor) under the Code with respect to the Company as a possible PFIC or CFC, including without limitation all obligations arising out of a QEF Election, if made;

(d) the Company is currently and at all times since formation has been classified as a corporation (and not as a partnership) for U.S. federal income tax purposes and shall not take any action (including the making of any election) inconsistent with the Company’s or any other Group Companies’ classification for U.S. federal income tax purposes as a corporation without the prior written consent of any Investor; and

(e) the Company shall, and shall cause any other Group Companies to provide such additional information with respect to the Company and such other Group Companies as is reasonably requested in writing and in the possession of or readily obtainable by the Company or such other Group Companies to enable any Investor (and any direct or indirect investors in any Investor) to comply with applicable U.S. federal income tax laws).

8.12 Termination. Other than as provided in Section 8.1, the provisions under this Section 8 shall terminate (i) immediately before the consummation of an IPO; or (ii) upon the closing of a Deemed Liquidation Event, as such term is defined in the Restated Articles.

9. GENERAL PROVISIONS.

9.1 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit B hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit B; (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit B with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider; or (e) when given by e-mail service at the email address set forth in

Exhibit F hereto, on the same day that it was sent if sent at a time between 9:00am and 6:00pm of the time zone in which the recipient operates, and if not sent during such hours, then on the next Business Day thereafter, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.1 by giving the other party written notice of the new address in the manner set forth above.

9.2 Entire Agreement. This Agreement and other Transaction Documents, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, upon execution of this Agreement by the requisite parties necessary to amend the Prior Agreement, the Prior Agreement shall be superseded and replaced by this Agreement and of no further force or effect.

9.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Hong Kong to the rights and duties of the parties hereunder.

9.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

9.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

9.6 Successors and Assigns.

(a) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Any successor or Permitted Transferee of any Management Founder or Ordinary Shareholder shall deliver to the Company and the Investors, as a condition to any transfer and in connection with any Transfer of Shares, execute and deliver to the Company and the other Parties an adoption agreement in substantially the form attached hereto as Exhibit A, acceding all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c) Subject to Section 6.2, the rights and obligations of the Investors hereunder are freely assignable, provided that any such assignee shall execute and deliver to the Company and the other Parties an adoption agreement in substantially the form attached hereto as Exhibit A, pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

(d) Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

9.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

(a) References to Documents. Unless otherwise expressly provided herein, all references to sections and exhibits herein are to sections and exhibits of this Agreement. References to this Agreement include the Schedules and Exhibits, which form an integral part hereof. The words “hereof”, “hereunder” and “hereto”, and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, restated, consolidated, supplemented, novated or replaced from time to time.

(b) Share Calculations. In calculations of share numbers, (i) references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other equity securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (ii) references to a “non-diluted basis” mean that the calculation is to be made assumes that all options to purchase Ordinary Shares reserved or granted pursuant to the ESOP (and any Ordinary Shares issued upon exercise of such options) shall be excluded and (iii) references to an “as converted” or “as converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares pursuant to the terms of the Company’s memorandum and articles of association then in effect. Any reference to a number or price of Shares in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares after the Closings. Any reference to or calculation of shares in issue shall exclude treasury shares.

(c) Law. References to “law” shall include all applicable laws, regulations, rules and orders of any Governmental Authority, any applicable common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment, and “lawful” shall be construed accordingly.

9.8 Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

“Affiliate” of a person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other person that directly or indirectly Controls, is Controlled by or is under direct or indirect common Control with the Subject Person and (b) in the case of a natural person, any other person that directly or indirectly is Controlled by the Subject Person or is a Relative of the Subject Person. “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of share capital, possession of the right to vote at a general meeting of shareholders of a person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency), by contract or otherwise, and in each case “Controller”, “Controlled”, “Controlling” and “Controls” shall be construed accordingly. Solely with respect to WuXi, any Affiliate controlled by any member of the board of directors of WuXi AppTec Co., Ltd. (无锡药明康德新药开发股份有限公司) shall be deemed as an Affiliate of WuXi for the purposes of this Agreement.

“Business Day” means any day other than a Saturday or Sunday, a day on which banks are required or authorized to close in the United States, the Cayman Islands, the PRC or Hong Kong.

“CFC” means a controlled foreign corporation as defined in the United States Internal Revenue Code of 1986, as amended.

“Change of Control Event” means a transaction or a series of transactions, upon the completion of which, (i) all or substantially all of the assets of the Group Companies, taken as a whole, have been disposed, or (ii) holders of the voting securities of the Company immediately prior to such transaction(s) (A) hold less than 50% of the total voting power represented by the voting securities of the Company (or the surviving entity or parent of the Company in the case of a merger) outstanding immediately after such transaction, (B) no longer have the right to appoint a majority of the members of the Board (or similar governing body of the Company) or (C) otherwise lose the right to direct the management of the Company.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Management Founders” means Tian Feng and any other C-level officer of the Company.

“Ordinary Shares” means the Ordinary Shares of the Company, par value of US$0.0001 each, having the rights, preferences, privileges and restrictions set out in the Restated Articles of the Company.

“PFIC” means a passive foreign investment company as defined in the United States Internal Revenue Code of 1986, as amended.

“PRC” means the People’s Republic of China, for purposes of this Agreement excluding Hong Kong Special Administrative Region, Macau Administrative Region and Taiwan.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

“Required Holders” means the holders of at least two-thirds (2/3) of the outstanding Preferred Shares, voting together as a single class on an as-converted basis.

“Securities Act” means Securities Act of 1933 (as amended) of the United States.

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value of US$0.0001 each, having the rights, preferences, privileges and restrictions set out in the Restated Articles of the Company.

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value of US$0.0001 each, having the rights, preferences, privileges and restrictions set out in the Restated Articles of the Company.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Subsidiary” means, with respect to any specified person, any other Person Controlled by the specified person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital or is deemed a subsidiary of the specified person under applicable law or US GAAP.

“Third Party” means a bona fide prospective purchaser of Shares in an arm’s-length transaction from a Selling Shareholder where such purchaser is not a Party or, to the extent applicable, a Permitted Transferee of the Selling Shareholder.

“Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

9.9 Counterparts. This Agreement may be executed and delivered by facsimile, telecopy, portable document format (“pdf”) (or other electronically transmitted) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.10 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares, or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares, or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

9.11 Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. There shall be one (1) arbitrator to be selected by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 9.11, including the provisions concerning the appointment of the arbitrators, this Section 9.11 shall prevail. Each party to the arbitration shall use reasonable best efforts to cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

9.12 Specific Performance. Each Party acknowledges and agrees that the other Parties would be irreparably injured by a breach of this Agreement by it and that money damages alone are an inadequate remedy for actual or threatened breach of this Agreement. Accordingly, each Party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such Party, including the right to claim money damages for breach of any provision of this Agreement.

9.13 Termination. This Agreement shall become effective upon the consummation of the Initial Closing, and shall continue in force until the date agreed upon in writing by the Parties necessary to amend this Agreement under Section 6 hereof; provided that this Agreement shall terminate as between any shareholder of the Company and the other Parties at any time when such shareholder ceases to be a shareholder of the Company. If this Agreement is terminated in accordance with this Section 9.13, it shall become void and of no further force and effect, except that:

(a) the provisions of this Section 9.13 (Termination), Section 7 (Confidentiality and Non-Disclosure), Section 9.1 (Notice), Section 9.3 (Governing Law), Section 9.11 (Dispute Resolution) shall, unless otherwise agreed by the requisite Parties, be without prejudice to the rights of any Party in respect of a breach of this Agreement prior to such termination shall remain in force following such termination; and

(b) any termination shall, unless otherwise agreed by the requisite Parties, be without prejudice to the rights of any Party in respect of a breach of any provision of this Agreement prior to such date.

9.14 Additional Series B Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional Series B Preferred Shares after the date hereof, any purchaser of such Series B Preferred Shares who is not already a Party may become a party to this Agreement by executing and delivering to the Company and the other Parties an adoption agreement in substantially the form attached hereto as Exhibit A and thereafter shall be deemed a “Series B Investor” for all purposes hereunder.

9.15 Other Group Companies’ Adherence to this Agreement. Upon written request of any Major Investor, any Group Company who is not already a Party should become a party to this Agreement by executing and delivering to the Company and the other Parties an adoption agreement as a Party and a Group Company and be bound by this Agreement.

9.16 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall control as among the shareholders of the Company only and none of the provisions of this Agreement that are inconsistent with those of the Restated Articles shall be binding on or enforceable against the Company. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Ambrx Biopharma Inc.

By:	/s/ Feng Tian
Name:	Feng Tian
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ORDINARY SHAREHOLDER/INVESTOR:

/s/ Tiecheng Quiao
Tiecheng Qiao

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

/s/ Feng Tian
Feng Tian

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Fosun Industrial Co., Limited

By:	/s/ Guan Xiashui
Name:	Guan Xiashui
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

HOPU Reunion Company Limited

By:	/s/ Xiaowei Chang
Name:	Xiaowei Chang
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

Ally Gloss Limited

By:	/s/ Lianchen Yin
Name:	Lianchen Yin
Title:	Authorized Signatory

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

WuXi AppTec (Hong Kong) Holding Limited

By:	/s/ Edward Hu
Name:	Edward Hu
Title:

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

LQP Investment Limited

By:	/s/ Yue Qi
Name:	Yue Qi
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

MHC International Diagnostics Holding Limited

By:	/s/ Xiaowei Chang
Name:	Xiaowei Chang
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

WuXi PharmaTech Healthcare Fund I L.P.

By:	/s/ Edward Hu
Name:	Edward Hu
Title:

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Invus Public Equities, LP

By:	/s/ Raymond Debbane
Name: Raymond Debbane
Title: President of its General Partner

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Adage Capital Partners, LP

BY: Adage Capital Partners, GP, LLC, it’s General Partner

By: Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Dan Lehan

Name:	Dan Lehan
Title:	Chief Operating Officer

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

MATRIX PARTNERS CHINA VI HONG KONG LIMITED

By:	/s/ David Zhang
Name: David Zhang
Title: Founding Managing Partner of Matrix Partners China

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HBM Healthcare Investments (Cayman) Ltd.

By:	/s/ Jean-Marc Lesieur

Name:	Jean-Marc Lesieur
Title:	Managing Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Averill Master Fund, Ltd.

By:	/s/ Glenn Shepard

Name:	Glenn Shepard
Title:	Authorized Signatory

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Amino Essential Limited

By:	/s/ Julian Wolhardt

Name:	Julian Wolhardt
Title:	Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Cormorant Global Healthcare Master Fund, LP

By: Cormorant Global GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

Cormorant Private Healthcare Fund III, LP

By: Cormorant Private GP III, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member

CRMA SVP, L.P.

By: Cormorant Asset Management, LP

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Attorney-in-fact

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

By:	/s/ Chris Maher
Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

By:	/s/ Chris Maher

Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Growth Company Commingled Pool

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher

Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund

By:	/s/ Chris Maher

Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Select Portfolios: Biotechnology Portfolio

By:	/s/ Chris Maher

Name:	Chris Maher
Title:	Authorized Signatory

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

By:	/s/ Chris Maher

Name:	Chris Maher
Title:	Authorized Signatory

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie
Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES TRUST

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie

Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES TRUST II

By: BlackRock Advisors, LLC, its Investment Adviser

By:	/s/ Hongying Erin Xie

Name:	Hongying Erin Xie
Title:	Managing Director

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By: BlackRock Capital Management, Inc, its Investment Adviser

By:	/s/ Hongying Erin Xie

Name:	Hongying Erin Xie
Title:	Managing Director

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Yumei (Dana) Zhang

/s/ Yumei (Dana) Zhang

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SHAWN SHAO-HUI ZHANG

/s/ Shawn Shao-Hui Zhang

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Qihong Huang

/s/ Qihong Huang

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Schultz Family Trust

By:	/s/ Peter G. Schultz

Name: Peter G. Schultz
Title:	Trustee

[Ambrx - Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

Kenneth Craig Allen

/s/ Kenneth Craig Allen

[Ambrx - Signature Page to Shareholders Agreement]

SCHEDULE I

SCHEDULE OF ORDINARY SHAREHOLDERS

1.	Tiecheng Qiao

SCHEDULE I

SCHEDULE II

SCHEDULE OF SERIES A INVESTORS

1.	Feng Tian
2.	Fosun Industrial Co., Limited
3.	HOPU Reunion Company Limited
4.	Ally Gloss Limited
5.	WuXi AppTec (Hong Kong) Holding Limited
6.	Tiecheng Qiao
7.	LQP Investment Limited
8.	MHC International Diagnostics Holding Limited
9.	上海健益兴禾创业投资中心（有限合伙）*
10.	深圳东证鼎晟一号医疗股权投资基金合伙企业（有限合伙）*
11.	上海国药创新股权投资基金合伙企业（有限合伙）*
12.	上海圣众投资管理合伙企业（有限合伙）*
13.	武汉光谷人福生物医药创业投资基金中心（有限合伙）*
14.	Yiran Peng*
15.	Ming Xu*
16.	NOD Pharmaceuticals Inc*
17.	WuXi PharmaTech Healthcare Fund I L.P. (“WuXi”)
18.	Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
19.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund
20.	Fidelity Growth Company Commingled Pool
21.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund
22.	Fidelity Select Portfolios: Biotechnology Portfolio
23.	Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund
24.	BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds
25.	BLACKROCK HEALTH SCIENCES TRUST
26.	BLACKROCK HEALTH SCIENCES TRUST II
27.	BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST
28.	Cormorant Global Healthcare Master Fund, LP
29.	Cormorant Private Healthcare Fund III, LP
30.	CRMA SVP, L.P.
31.	HBM Healthcare Investments (Cayman) Ltd.
32.	Invus Public Equities, LP
33.	Adage Capital Partners, LP
34.	Averill Master Fund, Ltd.
35.	Schultz Family Trust
36.	Qihong Huang
37.	SHAWN SHAO-HUI ZHANG
38.	Yumei (Dana) Zhang
39.	Kenneth Craig Allen
40.	Amino Essential Limited
41.	MATRIX PARTNERS CHINA VI HONG KONG LIMITED

SCHEDULE II

*

To be added as parties hereto subject to becoming a holder of Series A Preferred Shares of the Company upon the completion of the Restructuring (as defined in the Shareholders Agreement) to occur following the Initial Closing.

CSTONE - SIGNATURE PAGE TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE III

SCHEDULE OF SERIES B INVESTORS

1.	WuXi PharmaTech Healthcare Fund I L.P.
2.	Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund
3.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund
4.	Fidelity Growth Company Commingled Pool
5.	Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund
6.	Fidelity Select Portfolios: Biotechnology Portfolio
7.	Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund
8.	BlackRock Health Sciences Opportunities Portfolio, a Series of BlackRock Funds
9.	BLACKROCK HEALTH SCIENCES TRUST
10.	BLACKROCK HEALTH SCIENCES TRUST II
11.	BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST
12.	Cormorant Global Healthcare Master Fund, LP
13.	Cormorant Private Healthcare Fund III, LP
14.	CRMA SVP, L.P.
15.	HBM Healthcare Investments (Cayman) Ltd.
16.	Invus Public Equities, LP
17.	Adage Capital Partners, LP
18.	Averill Master Fund, Ltd.
19.	Schultz Family Trust
20.	Qihong Huang
21.	SHAWN SHAO-HUI ZHANG
22.	Yumei (Dana) Zhang
23.	Kenneth Craig Allen
24.	Amino Essential Limited
25.	MATRIX PARTNERS CHINA VI HONG KONG LIMITED

SCHEDULE III

SCHEDULE IV

SCHEDULE OF KEY HOLDERS

Feng Tian

SCHEDULE IV

EXHIBIT A

FORM OF ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                     , by the undersigned (the “Holder”) pursuant to the terms of that certain Shareholders Agreement dated as of             , 2020 (the “Agreement”), by and among the Company and certain of its Shareholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain capital shares of the Company (the “Shares”) or options, warrants or other rights to purchase such Shares (the “Options”), for one of the following reasons (Check the correct box):

☐

as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Shareholder” for all purposes of the Agreement.

☐

as a transferee of Shares from a party in such party’s capacity as an “Ordinary Shareholder” bound by the Agreement, and after such transfer, Holder shall be considered an “Ordinary Shareholder” and a “Shareholder” for all purposes of the Agreement.

☐	as a new Series A Investor in accordance with Section 8.9 of the Agreement, in which case Holder will be a “Series A Investor” and a “Shareholder” for all purposes of the Agreement.

☐	as a new Series B Investor in accordance with Section 9.14 of the Agreement, in which case Holder will be a “Series B Investor” and a “Shareholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Shares, Options, and any other capital shares or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Representations and Warranties. Holder represents and warrants to each of the other Parties that (a) it is a company duly organized, established and validly existing under the laws of the jurisdiction where it established; (b) it has full power and authority to execute and deliver this Agreement and the execution, delivery and performance of this Agreement by Holder has been duly authorized by all necessary action on behalf of Holder; and (iii) this Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against it in accordance with the terms hereof; and (iv) Holder’s execution, deliver and performance of this Agreement will not violate (x) any provision of its organizational documents; (y) any terms of agreement to which Holder is a party or by which Holder is bound; or (iii) any order, writ, injunction, decree or statute, or any rule or regulation, application to Holder.

1.4 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

EXHIBIT A

HOLDER:	ACCEPTED AND AGREED:

By:	Ambrx Biopharma Inc.
Name and Title of Signatory

Address:	By:

Title:

EXHIBIT A